EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amendment no. 1 to the quarterly report of Apex Resources Group, Inc. (the “Company”) on Form 10-QSB/A for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Rask, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  the Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 1, 2008	By: /s/ John Rask
John Rask, Principal Financial Officer